EXHIBIT 3.1

                                    DELAWARE
                          ---------------------------- PAGE 1
                                The First State



     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF AMENDMENT OF "ELITE PHARMACEUTICALS,

INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JULY,

A.D. 2004, AT 12:59 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

KENT COUNTY RECORDER OF DEEDS.





2791326  8100         [SEAL]           /s/ Harriet Smith Windsor
                                       --------------------------
040545173                              Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 3257234
                                                 DATE: 07-27-04

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ELITE PHARMACEUTICALS, INC.

     ELITE PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation, by vote, adopted the following resolution setting forth the amendment to the Certificate of Incorporation of the Corporation as filed on October 1, 1997, as amended on October 24, 1997, further amended on March 13, 1988 and further amended on June 1, 1998:

     RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation, as amended (the "CERTIFICATE OF INCORPORATION"), by deleting Articles Fourth of the Certificate of Incorporation in its entirety and replacing it with the following:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy Million (70,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock each with a $.01 par value, and Sixty-Five Million (65,000,000) shares of Common Stock each with a par value of $.01 per share.

          Subject to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation is authorized to issue the shares of Preferred Stock in one or more series and determine the number of shares constituting each such series, the voting powers of shares of each such series and the designations, preferences and relative, participating, optional or other specific rights, and qualifications, limitations or restrictions as set forth in a resolution or resolutions of the Board of Directors providing for the issue of such stock.

     SECOND: That the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, were given written notice of the proposed amendment to the Certificate of Incorporation and voted in favor of the adoption of the amendment to the Certificate of Incorporation.

     THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 12:59 PM 07/26/2004
                                                     FILED 12:59 PM 07/26/2004
                                                    SRV 040545173 - 2791326 FILE

     IN WITNESS WHEREOF, Elite Pharmaceuticals, Inc. has caused this certificate to be signed by its Chief Executive Officer as of July 22, 2004.



                                                /s/ Bernard Berk
                                                -------------------------
                                                Bernard Berk
                                                Chief Executive Officer








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